Exhibit 10.1

AMENDMENT NO. 1

TO THE

CAREDX, INC.

2024 EQUITY INCENTIVE PLAN

April 23, 2025

This Amendment No 1. (this “Amendment”) to the CareDx, Inc. 2024 Equity Incentive Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of CareDx, Inc. (the “Company”), and following the Board’s approval of this Amendment as of the date first written above, will be effective as of the date on which this Amendment is approved by the stockholders of the Company (the “Amendment Effective Date”).

WHEREAS, the Company maintains the Plan, and pursuant to Section 7(b) of the Plan, the Board is authorized to amend the Plan;

WHEREAS, the Board desires to amend the Plan to increase the number of shares of the Company’s Common Stock reserved and available for issuance thereunder; and

WHEREAS, following approval by the Board, this Amendment will become effective as of and contingent upon approval by the Company’s stockholders and if, for any reason, the Company’s stockholders fail to approve this Amendment, this Amendment shall be void ab initio and the existing Plan shall continue in full force and effect.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to and effective upon the Amendment Effective Date:

1.	Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

2.	Amendments to the Plan.

i.	Section 2(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 5,100,000 shares.”

ii.	Section 2(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 5,100,000 shares.”

3.	Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.

4.	Choice of Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereof.

5.	Headings. Section headings are for convenience only and shall not be considered a part of this Amendment.